Exhibit 10.2

CONFIDENTIAL

SHARE ISSUANCE AGREEMENT

THIS SHARE ISSUANCE AGREEMENT (this “Agreement”), is made as of April 20, 2018, by and between Alnylam Pharmaceuticals, Inc., a Delaware corporation (the “Share Acquiror”), and Dicerna Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

WHEREAS, concurrently with the entering into of this Agreement, the Company and the Share Acquiror are entering into that certain Confidential Settlement Agreement and General Release attached hereto as Exhibit A (the “Settlement Agreement”);

WHEREAS, pursuant to the Settlement Agreement, the Company is obligated to deliver shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) with a market value of ten million dollars ($10,000,000.00) (as calculated pursuant to the Settlement Agreement) (the “Settlement Shares”) to the Share Acquiror; and

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue to the Share Acquiror, and the Share Acquiror desires to acquire from the Company, at the Closing (as defined below), 983,208 shares (the “Shares”) of Common Stock in satisfaction of the Company’s obligation under the Settlement Agreement to deliver the Settlement Shares to the Share Acquiror;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual representations, warranties, promises and obligations in the Settlement Agreement and the following mutual representations, warranties, promises and obligations, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Share Acquiror and the Company agree as follows:

1.Definitions.

1.1Defined Terms.  When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“Affiliate” shall have the meaning set forth in Section 405 under the Securities Act.

“Agreement” means as set forth in the Preamble, including all exhibits attached hereto.

“Business Day” means a day on which commercial banking institutions in Boston, Massachusetts and New York, New York are open for business.

“Common Stock Equivalents” means any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock.

“Disposition” or “Dispose of” means (a) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any

Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (b) swap, hedge, derivative instrument or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof or (c) any supranational body.

“Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

“Organizational Documents” means (i) the Certificate of Incorporation of the Company, as amended and restated from time to time and as in effect as of the date of this Agreement, and (ii) the Amended and Restated Bylaws of the Company as in effect as of the date of this Agreement.

“Permitted Transferee” means an Affiliate of the Share Acquiror; provided, however, that no such Person shall be deemed a Permitted Transferee for any purpose under this Agreement unless: (a) the Permitted Transferee, prior to or simultaneously with such transfer, shall have agreed in writing to be subject to and bound by all restrictions and obligations set forth in this Agreement as though it were the Share Acquiror hereunder, and (b) the Share Acquiror acknowledges that it continues to be bound by all restrictions and obligations set forth in this Agreement.

“Person” means any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Agreement” has the meaning set forth in the recitals.

“Settlement Shares” has the meaning set forth in the recitals.

“Third Party” means any Person other than the Share Acquiror, the Company or any Affiliate of the Share Acquiror or the Company.

“Transaction” means the issuance of the Shares by the Company, and the acquisition of the Shares by the Share Acquiror, in accordance with the terms hereof.

“Transaction Agreements” means this Agreement and the Settlement Agreement.

1.2Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below:

Defined Term	Section
Share Acquiror	Preamble
Closing	Section 3.1
Closing Date	Section 3.1
Common Stock	Recitals
Company Dribble Amount	Preamble Section 6.2
Enforceability Exceptions	Section 4.2(b)
Lockup Shares Registration Statement SEC	Section 6.1 Section 3.2 Section 4.4
Shares	Recitals

2.Issuance of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue to the Share Acquiror and the Share Acquiror shall acquire from the Company the Shares.

3.Closing Date; Deliveries.

3.1Closing Date.  The closing of the acquisition and issuance of the Shares hereunder (the “Closing”) shall be held on the date hereof by electronic exchange of signature pages and Shares or at such other time, date and location as the parties may mutually agree in writing.  The date the Closing occurs is hereinafter referred to as the “Closing Date.”

3.2Deliveries. At the Closing, the Company shall deliver or cause to be delivered to the Share Acquiror (a) the Shares in book-entry form and (b) evidence reasonably satisfactory to the Share Acquiror that the Shares have been issued to the Share Acquiror pursuant to a private placement exempt from registration under the Securities Act.

4.Representations and Warranties of the Company.  The Company hereby represents and warrants to the Share Acquiror as of the date hereof as follows:

4.1Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite power and authority to enter into the Transaction Agreements, to issue the Shares and to perform its obligations under and to carry out the other transactions contemplated by the Transaction Agreements.

4.2Authorization.

(a)All requisite corporate action on the part of the Company required by applicable Law for the authorization, execution and delivery by the Company of the Transaction Agreements and the performance of all obligations of the Company hereunder and thereunder, including the authorization, issuance and delivery of the Shares, has been taken.

(b)Each of the Transaction Agreements has been duly executed and delivered by the Company, and upon the due execution and delivery of each of the Transaction Agreements by the Share Acquiror, it will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application relating to or affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the exceptions set forth in (i) and (ii), the “Enforceability Exceptions”).

4.3No Conflicts.  The execution, delivery and performance of the Transaction Agreements, and compliance with the provisions hereof and thereof, by the Company do not and shall not: (a) subject to the Required Approvals, violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority to which the Company is subject, (b) result in any encumbrance upon any of the Shares, other than restrictions on resale pursuant to securities laws or as set forth in the Transaction Agreements, or (c) violate or conflict with any of the provisions of the Company’s Organizational Documents, except, in the case of subsections (a) and (b) as would not have or be reasonably likely to have a material adverse effect with respect to the Transaction Agreements.

4.4No Approval.  No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority is required to be obtained or made by the Company in connection with the authorization, execution and delivery by the Company of any of the Transaction Agreements or with the authorization, issuance by the Company of the Shares, except (a) such filings as may be required to be made with the Securities and Exchange Commission (the “SEC”), which filings shall be made in a timely manner in accordance with all applicable Laws, and (b) those that have been made or obtained prior to the date of this Agreement (the items referred to in clauses (a) and (b), the “Required Approvals”).

4.5Valid Issuance of Shares.  When issued and delivered at the Closing in accordance with the terms hereof in satisfaction of the Company’s obligation to deliver the Settlement Shares pursuant to the Settlement Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than as set forth in the Transaction Agreements, as a result of any action by the Share Acquiror or under federal or state securities Laws.  Assuming the accuracy of the representations and warranties of the Share Acquiror in this Agreement and subject to the filings referenced in Section 4.4, the Shares will be issued in compliance with all applicable federal and state securities laws.  No stop order or suspension of trading of Common Stock has been imposed by NASDAQ or the SEC and remains in effect.

4.6NASDAQ Listing.  Common Stock is listed on The Nasdaq Global Select Market, and the Company has taken no action designed terminate the registration of the Common Stock under the Exchange Act or delist Common Stock from The Nasdaq Global Select Market.

4.7SEC Reports.  Parent has filed all required forms, reports and documents with the SEC since January 1, 2017 (“Company SEC Reports”), each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, in each case as in effect on the dates such forms reports and documents were filed.

4.8Brokers’ or Finders’ Fees.  No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated by the Transaction Agreements.

4.9Not Investment Company.  The Company is not, and solely after the consummation of the Transactions, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.10No General Solicitation.  Neither the Company nor, to the Company’s knowledge, any Person acting on behalf of the Company has either directly or indirectly, including through a broker or finder, engaged in any general solicitation or published any advertisement in connection with the offer and issuance of the Shares.

5.Representations and Warranties of the Share Acquiror.  The Share Acquiror hereby represents and warrants to the Company as of the date hereof as follows:

5.1Organization.  The Share Acquiror is a corporation duly organized, validly existing and in good standing under the laws of Delaware.  The Share Acquiror has all requisite power and authority to enter into the Transaction Agreements, to purchase the Shares and to perform its obligations under and to carry out the other transactions contemplated by the Transaction Agreements.

5.2Authorization.  All requisite action on the part of the Share Acquiror and its directors and stockholders, required by applicable Law for the authorization, execution and delivery by the Share Acquiror of the Transaction Agreements and the performance of all of its obligations thereunder, including the acquisition of the Shares, has been taken.  This Agreement has been duly executed and delivered by the Share Acquiror and upon the due execution and delivery thereof by the Company, will constitute valid and legally binding obligations of the Share Acquiror, enforceable against the Share Acquiror in accordance with their respective terms except as limited by the Enforceability Exceptions.

5.3No Conflicts.  The execution, delivery and performance of the Transaction Agreements and compliance with the provisions thereof, by the Share Acquiror do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, or (b) violate or conflict with any of the provisions of the Share Acquiror’s organizational documents (including any articles or memoranda of organization or association, charter, by-laws or similar documents), except as would not impair or adversely affect the ability of the Share Acquiror to consummate the transactions contemplated by, and perform its obligations under, the Transaction Agreements.

5.4No Approval.  No consent, approval, authorization or other order of any Governmental Authority is required to be obtained by the Share Acquiror in connection with the authorization, execution and delivery of any of the Transaction Agreements or with the subscription for and purchase of the Shares.

5.5Acquisition Entirely for Own Account.  The Shares shall be acquired for investment for the Share Acquiror’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Share Acquiror has no present intention of selling, granting any participation or otherwise distributing the Shares.  The Share Acquiror does not have and will not have as of the Closing any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to a Person any of the Shares.

5.6Investment Experience and Accredited Investor Status.  The Share Acquiror is an “accredited investor” (as defined in Regulation D under the Securities Act).  The Share Acquiror has conducted its own due diligence on the Company to its satisfaction and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.

5.7Restricted Securities.  The Share Acquiror understands that the Shares, when issued, will be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances.  The Share Acquiror represents that it is familiar with Rule 144 of the Securities Act, as presently in effect.

5.8Legends.  In addition to any other legend required by Law, the book-entry or certificated form of the Shares shall bear any legend required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

5.9Acquiring Person.  As of the date of this Agreement and immediately prior to the Closing, neither the Share Acquiror nor any of its Affiliates beneficially owns, or will beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership, and without regard to Share Acquiror’s rights under this Agreement), any securities of the Company.

5.10United States Person.  The Investor is a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended.

5.11No General Solicitation.  Neither the Share Acquiror nor, to the Share Acquiror’s knowledge, any Person acting on behalf of the Share Acquiror has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation or (b) published any advertisement in connection with the offer and issuance of the Shares.

6.Lock-Up.

6.1From and after the Closing Date and until the date that is six months after the Closing Date, without the prior approval of the Company, the Share Acquiror shall not Dispose of (x) any of the Shares, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (y) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (x) of this sentence (collectively, “Lockup Shares”); provided, however, that the foregoing shall not prohibit the Share Acquiror from transferring any Lockup Shares to (i) a Permitted Transferee; provided that the Permitted Transferee agrees to be bound in writing by the restrictions set forth herein; or (ii) to the Company.

6.2From and after the date that is six months after the Closing Date through the fifth (5th) anniversary of the Closing Date, without the prior approval of the Company, the Share Acquiror hereby agrees that it shall not, at any specific time, Dispose of more than the Dribble Amount of Lockup Shares as of such time; provided, however, that the foregoing shall not prohibit the Share Acquiror from transferring any Lockup Shares to (i) a Permitted Transferee; provided that the Permitted Transferee agrees to be bound in writing by the restrictions set forth herein; or (ii) to the Company.  “Dribble Amount” of Lockup Shares shall mean, as of a specific time, the maximum number of Lockup Shares that the Share Acquiror would be permitted to Dispose if the Lockup Shares were subject to the volume limitations set forth in Rule 144(e) under the Securities Act (and, for the avoidance of doubt, not subject to any of the other limitations on sale set forth in Rule 144 under the Securities Act). The parties acknowledge that the restrictions in this paragraph are contractual in nature rather than pursuant to an interpretation of Rule 144.

7.Miscellaneous.

7.1Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. Any action brought, arising out of, or relating to this Agreement shall, if it has jurisdiction, be brought in the Court of Chancery of the State of Delaware.  Each party hereby irrevocably submits to the jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts.  The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 7.12 hereof or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

7.2No Waiver, Modifications.  It is agreed that no waiver by a party hereto of any breach or default of any of the covenants or agreements set forth herein shall be deemed a waiver as to any subsequent or similar breach or default.  The failure of either party to insist on the performance of any obligation hereunder shall not be deemed a waiver of any such obligation.  No amendment, modification, waiver, release or discharge to this Agreement shall be binding upon the parties unless in writing and duly executed by authorized representatives of both parties.

7.3Notices.  Any consent, notice, report or other communication required or permitted to be given or made under this Agreement by one of the parties to the other party will be delivered in writing by one of the following means and be effective: (a) upon receipt, if delivered personally; (b) when sent, if sent via e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not immediately receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); (c) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (d) when delivered by a reputable, commercial overnight courier; provided in all cases addressed to such other party at its address indicated below, or to such other address as the addressee will have last furnished in writing to the addressor and will be effective upon receipt by the addressee.

If to Share Acquiror:

Alnylam Pharmaceuticals, Inc.
300 Third Street
Cambridge, MA 02142
Attention: Laurie B. Keating, General Counsel
Facsimile No.: 617-812-0353
e-mail: lkeating@alnylam.com

with a copy (which shall not constitute notice) to:

Choate, Hall & Stewart LLP
Two International Place
Boston, MA 02110
Attention: Eric Marandett
Facsimile: 617-248-4000
e-mail: emarandett@choate.com

If to the Company:

Dicerna Pharmaceuticals, Inc.
87 Cambridgepark Drive
Cambridge, MA 02140
Attention: Jack Green
Facsimile: 617-612-6298
e-mail: jgreen@dicerna.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
1001 Page Mill Road, Building 1, Suite 100
Palo Alto, California 94304
Attention: Sam Zucker
Facsimile: (650) 565-7100
e-mail: szucker@sidley.com

Written confirmation of receipt (ii) given by the recipient of such notice, (iii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (c) or (d) above, respectively.  A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (b) above.

7.4Entire Agreement.  This Agreement and the Settlement Agreement contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

7.5Headings; Nouns and Pronouns; Section References.  Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

7.6Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

7.7Assignment.  Except for an assignment by the Share Acquiror of this Agreement or any rights hereunder to an Affiliate or Permitted Transferree (which assignment will not relieve the Share Acquiror of any obligation hereunder), neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Share Acquiror or the Company without (a) the prior written consent of Company in the case of any assignment by the Share Acquiror or (b) the prior written consent of the Share Acquiror in the case of an assignment by the Company.

7.8Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.9Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such executed signature page shall create a valid and binding obligation of the party executing it (or on whose behalf such signature page is executed) with the same force and effect as if such executed signature page were an original thereof.

7.10Third Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto, except that each Affiliate of the Share Acquiror is an express third party beneficiary entitled to enforce this agreement directly against the Company.  No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

7.11No Strict Construction.  This Agreement has been prepared jointly and will not be construed against either party.  No presumption as to construction of this Agreement shall apply against either party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which party may be deemed to have authored the ambiguous provision(s).

7.12Remedies.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.  The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Share Acquiror as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation.  Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

7.13Expenses.  Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution, delivery and performance of the Transaction Agreements.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Dicerna Pharmaceuticals, Inc., a Delaware corporation

By:	/s/ Douglas Fambrough Name:Douglas Fambrough Title:President & Chief Executive Officer

Alnylam Pharmaceuticals, Inc., a Delaware corporation

By:	/s/ Laurie Keating Name:Laurie Keating Title:Senior Vice President and General Counsel

[Signature Page to Share Issuance Agreement]

EXHIBIT A

SETTLEMENT AGREEMENT

A-1